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                                                                    EXHIBIT 5.1
                             FULBRIGHT & JAWORSKI
                                    L.L.P.
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP        HOUSTON
                          1301 MCKINNEY, SUITE 5100             WASHINGTON, D.C.
                          HOUSTON, TEXAS  77010-3095                 AUSTIN
                                                                  SAN ANTONIO
TELEPHONE: 713/651-5151                                              DALLAS
TELEX: 76-2829                                                      NEW YORK
FACSIMILE: 713/651-5246                                           LOS ANGELES
                                                                     LONDON
                                                                    HONG KONG

                              13 November 1996

UroCor, Inc.
800 Research Parkway
Oklahoma City, Oklahoma  73104

Ladies and Gentlemen:

     We have acted as counsel for UroCor, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,314,063 shares of the Company's common stock, $.01 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the UroCor, Inc. Amended and Restated 1992 Stock Option Plan (the "Plan").

     In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.
We have also reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited exclusively to laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America, to the extent applicable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ FULBRIGHT & JAWORSKI L.L.P.

                                   Fulbright & Jaworski L.L.P.